                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      February 15, 1994
                                                -------------------------------


                         Trans Financial Bancorp, Inc.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





      Kentucky                     0-13030                     61-1048868
- --------------------------------------------------------------------------------
   (State or other                (Commission                (I.R.S. Employer
    jurisdiction                  File Number)              Identification No.)
   of incorporation)




        500 East Main Street, Bowling Green, Kentucky              42101
- --------------------------------------------------------------------------------
             (Address of principal executive offices)             (Zip Code)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (502) 781-5000
                                                  ------------------------------



- --------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        Effective February 15, 1994, Kentucky Community Bancorp, Inc. ("Kentucky Community") merged with and into Trans Financial Bancorp, Inc. ("Trans Financial") and each of the outstanding shares of common stock of Kentucky Community were converted into 5.3 shares of common stock of Trans Financial for an aggregate issuance of approximately 1,374,985 shares of Trans Financial common stock. Holders of shares of Kentucky Community common stock received cash, without interest, in lieu of fractional shares of Trans Financial common stock.

        The transaction was effected pursuant to a an Agreement and Plan of Reorganizaton and related Plan of Merger (collectively, the "Merger Agreement") dated November 9, 1993, as amended January 6, 1994, between Trans Financial and Kentucky Community, and was approved by the shareholders of Kentucky Community at a special meeting held on February 15, 1994. Kentucky Community, a bank holding company headquartered in Maysville, Kentucky, owned one hundred percent (100%) of the outstanding capital stock of State National Bank, Maysville, Kentucky, Farmers Liberty Bank, Augusta, Kentucky, and Peoples Bank of Morehead, Morehead, Kentucky. At September 30, 1993, Kentucky Community reported total consolidated assets of approximately $ 171 million. The consideration given by Trans Financial for the acquisition of Kentucky Community was determined in accordance with the Merger Agreement.

         The only material relationship between any of Kentucky Community or its shareholders and Trans Financial or any of its affiliates, any director or officer of Trans Financial or any associate of any such director or officer was as follows: Kentucky Community granted Trans Financial concurrently with the execution of the Merger Agreement the option to purchase 85,840 shares of Kentucky Community's authorized but unissued shares of common stock at an exercise price of $84.80 per share.

         The assets acquired by Trans Financial in the transaction consisted of Kentucky Community's three subsidiary banks, State National Bank, Maysville, Kentucky, Farmers Liberty Bank, Augusta, Kentucky, and Peoples Bank of Morehead, Morehead, Kentucky. It is anticipated that the physical assets of the three banking subsidiaries of Kentucky Community will continue to be used by them for general banking purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 A.       Financial Statements

         The following consolidated financial statements of Kentucky Community, notes related thereto and report of independent auditors thereon are filed as a part of this Report:

                          (1)     Independent Auditor's Report;

                          (2) Consolidated Balance Sheets as of December 31, 1992 and 1991;

                          (3) Consolidated Statements of Income for the years ended December 31, 1992, 1991 and 1990;

                          (4) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1992, 1991 and 1990;

                          (5) Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1991 and 1990;

                          (6)     Notes to Consolidated Financial Statements;

                          (7) Condensed Consolidated Balance Sheet as of September 30 1993 (unaudited);

                          (8) Condensed Consolidated Income Statements for the periods ended September 30, 1993 and 1992 (unaudited).

                          (9) Notes to Condensed Consolidated Financial Statements (unaudited).

                 B.       Pro Forma Financial Statements

         The following pro forma consolidated financial statements of Trans Financial Bancorp, Inc, and notes related thereto are filed as a part of this
Report:

                          (1) Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1993 (unaudited);

                          (2) Pro Forma Condensed Consolidated Income
         Statement for the nine months ended September 30, 1993 (unaudited);

                          (3) Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1992 (unaudited);

                          (4) Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1991 (unaudited); and

                          (5) Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1990 (unaudited); and

                          (6) Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).


                 C.       Exhibits

                 The following exhibits are filed as a part of this report:

         2(a)    Agreement and Plan of Reorganization between Trans Financial
Bancorp, Inc. and Kentucky Community Bancorp, Inc. dated as of November 9, 1993, as amended January 6, 1994, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-51575) filed by Trans Financial with the Commission.

         2(b)    Plan of Merger between Trans Financial Bancorp, Inc. and
Kentucky Community Bancorp, Inc. dated as of November 9, 1993, as amended January 6, 1994, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-51575) filed by Trans Financial with the Commission.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Trans Financial Bancorp, Inc.



                                          By: /s/ Vince Berta
                                             --------------------------
                                             Vince Berta

                                          Title: Executive Vice President and
                                                    Chief Financial Officer


Date:  March 2, 1994

                              FINANCIAL STATEMENTS

                          Independent Auditor's Report


The Board of Directors and Stockholders
Kentucky Community Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of Kentucky Community Bancorp, Inc. and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1992. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kentucky Community Bancorp, Inc. and subsidiaries as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                                          /s/ KPMG Peat Marwick



Louisville, Kentucky
February 5, 1993

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets
                           December 31, 1992 and 1991

(In thousands, except share data)

                 Assets                                                1992                      1991
                 ------                                                ----                      ----
Cash and due from banks (note 2)                                  $     5,533                   5,659
Interest bearing deposits with banks                                      199                     199
Federal funds sold and securities purchased
   under agreements to resell                                           9,851                  11,485
Other short-term investments                                                -                     600
Securities available for sale (approximate market
   value $18,944) (note 3)                                             18,386                       -
Investment securities (approximate market value
   $26,756 in 1992 and $44,949 in 1991)
   (note 3)                                                            26,158                  43,408
Loans (note 4)                                                        102,817                  99,089
Less:
     Allowance for loan losses                                          1,980                   1,791
     Unearned income                                                      369                     519
                                                                     --------                 -------

          Net loans                                                   100,468                  96,779
                                                                     --------                 -------

Premises and equipment (note 5)                                         2,378                   2,463
Other assets                                                            4,518                   5,545
                                                                     --------                 -------
                                                                  $   167,491                 166,138
                                                                     ========                 =======
   Liabilities and Stockholders' Equity
   ------------------------------------
Deposits:
   Non-interest bearing                                           $    22,599                  21,101
   Interest bearing (note 6)                                          128,290                 127,127
                                                                      -------                 -------

         Total deposits                                               150,889                 148,228

Federal funds purchased and securities
   sold under agreements to repurchase                                      -                   1,398
Accrued interest, taxes payable and other
   liabilities                                                          1,050                   1,371
Notes payable (note 7)                                                  1,241                   2,091
Subordinated Debentures (note 8)                                        2,348                   2,348
                                                                      -------                 -------
         Total liabilities                                            155,528                 155,436
                                                                      -------                 -------

Stockholders' equity (notes 10 and 13):
   Preferred stock, without par value, $500
       stated value; authorized 199,981 shares;
       none issued                                                          -                       -
   Common stock, without par value, $2.50 and $5.00
       stated value, respectively; authorized 300,000
       shares; issued used 260,956 shares in 1992 and
       130,478 shares in 1991                                           1,305                   1,305
   Additional paid-in capital                                             913                     913
   Retained earnings                                                    9,800                   8,586
   Treasury stock, 3,692 and 1,846 common shares
       in 1992 and 1991, respectively                                     (55)                    (55)
   Unrealized loss on marketable equity securities                          -                     (47)
                                                                      -------                 -------
       Total stockholders' equity                                      11,963                  10,702

Commitments and contingent liabilities (note 12)
                                                                      -------                 -------
                                                                  $   167,491                 166,138
                                                                     ========                 =======

See accompanying notes to consolidated financial statements.

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                       Consolidated Statements of Income
                 Years ended December 31, 1992, 1991 and 1990

(In thousands, except share data)
                                                                  1992          1991           1990
                                                                  ----          ----           ----
 Interest income:
   Loans, including fees                                       $ 9,369        10,365         10,816
   Interest bearing deposits with banks                             26            28             29
   Federal funds sold and securities purchased
     under agreements to resell                                    270           601            790
   Other short-term investments                                     13            51             71
   U.S. Treasury and Federal agencies                            2,541         2,740          2,461
   obligations of states and political subdivisions                596           695            701
   Other                                                           108           116             62
                                                              --------      --------       --------

             Total interest income                              12,923        14,596         14,930
                                                              --------      --------       --------
 Interest expense:
   Deposits                                                      5,361         7,606          8,332
   Federal funds purchased and securities                           17            56             51
      sold under agreements to repurchase
   Short-term borrowing                                              -             -             31
   Notes payable                                                   108           217            312
   Subordinated debentures                                         235           235            250
                                                              --------      --------       --------

           Total interest expense                                5,721         8,114          8,976
                                                              --------      --------       --------
           Net interest income                                   7,202         6,482          5,954
 Provision for loan losses (note 4)                                838           772          1,052
                                                              --------      --------       --------

           Net interest income after provision                   6,364         5,710          4,902
                                                              --------      --------       --------
               for loan losses
 Non-interest income:                                              230           198            202
   Trust income
   Service charges on deposit accounts                             904           881            678
   Securities gains (losses)  (notes 3 and 9)                       (8)          (16)            15
   Other                                                           388           333            343
                                                              --------      --------       --------

           Total non-interest income                             1,514         1,396          1,238
                                                              --------      --------       --------

Non-interest expenses:
     Salaries and employee benefits (note 11)                    2,774         2,638          2,605
     Net occupancy expense                                         294           251            250
     Furniture and equipment expense                               728           654            653
     Deposit insurance                                             336           302            164
     Other                                                       2,025         1,903          1,720
                                                              --------      --------       --------

           Total non-interest expenses                           6,157         5,748          5,392
                                                              --------      --------       --------
           Income before income taxes                            1,721         1,358            748
Income tax expense (note 9)                                        372           293            120
                                                              --------      --------       --------

           Net income                                          $ 1,349         1,065            628
                                                              ========      ========       ========
    Net income per share                                       $  5.24          4.14           2.44
                                                              ========      ========       ========

See accompanying notes to consolidated financial statements.

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                Consolidated Statements of Stockholders' Equity
                 Years ended December 31, 1992, 1991 and 1990

                                                Preferred                 Common
                                                  stock                   stock
                                                ---------                 -------
                                           Number                  Number
                                            of                       of
                                          Shares      Amount       Shares         Amount
                                          -------     ------       -------        ------
 (In thousands, except share data)
 Balance at December 31, 1989              17        $  9         130,478         $ 1,305

 Net income                                -            -               -               -
 Dividends; $.50 per common share          -            -               -               -
 Repurchase of preferred stock             (2)         (1)              -               -
 Reissuance of treasury stock,
   45 common shares                        -            -               -               -
 Decrease in unrealized loss on
   marketable equity securities            -            -               -               -
                                        -----        ----         -------           -----
 Balance at December 31, 1990              15           8         130,478           1,305

 Net income                                -            -               -               -
 Dividends; $.50 per common share          -            -               -               -
 Repurchase of preferred stock             (7)         (4)              -               -
 Reissuance of treasury stock,
   50 common shares                        -            -               -               -
 Retirement of treasury stock,
   preferred shares                        (8)         (4)              -               -
 Decrease in unrealized loss on
   marketable equity securities            -            -               -               -
                                        -----        ----         -------           -----
 Balance at December 31, 1991              -            -         130,478           1,305

 Net Income                                -            -               -               -
 Dividends; $.525 per common share         -            -               -               -
 Two-for-one common stock split            -            -         130,478               -
 Decrease in unrealized loss on
   marketable equity securities            -            -               -               -
                                        -----        ----         -------           -----
 Balance at December 31, 1992              -         $  -         260,956         $ 1,305
                                        =====        ====         =======           =====
                                                                                             Unrealized
                                                                                               Loss on
                                                                                              Marketable
                                                             Retained          Treasury         Equity
                                                 Surplus     Earnings            Stock        Securities
                                                 -------     --------          --------       ----------
 (In thousands, except share data)
 Balance at December 31, 1989                   $ 910         7,150              (62)           (99)

 Net income                                         -           628                -              -
 Dividends; $.50 per common share                   -          (128)               -              -
 Repurchase of preferred stock                      -             -                -              -
 Reissuance of treasury stock,
   45 common shares                                 2             -                1              -
 Decrease in unrealized loss on
   marketable equity securities                     -             -                -              8
                                                -----        ------          -------          -----
 Balance at December 31, 1990                     912         7,650              (61)           (91)

 Net income                                         -         1,065                -              -
 Dividends; $.50 per common share                   -          (129)               -              -
 Repurchase of preferred stock                      -            -                 -              -
 Reissuance of treasury stock,
   50 common shares                                 1            -                 2              -
 Retirement of treasury stock,
   preferred shares                                 -            -                 4              -
 Decrease in unrealized loss on
   marketable equity securities                     -            -                 -             44
                                                -----        ------          -------          -----
 Balance at December 31, 1991                     913         8,586              (55)           (47)

 Net Income                                         -         1,349                -              -
 Dividends; $.525 per common share                  -          (135)               -              -
 Two-for-one common stock split
 Decrease in unrealized loss on                     -            -                 -              -
   marketable equity securities                     -            -                 -             47
                                                -----        ------          -------          -----
 Balance at December 31, 1992                   $ 913         9,800              (55)             -
                                                =====        ======          =======         ======

See accompanying notes to consolidated financial statements.

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                  Years ended December 31, 1992, 1991 and 1990

(In thousands)
                                                                   1992            1991              1990
                                                                   ----            ----              ----
Operating activities:
 Net income                                                     $   1,349            1,065              628
 Adjustments to reconcile net income to net cash
   provided by operating activities:
     Provision for loan losses                                        838              772            1,052
     Depreciation, amortization and accretion, net                    716              483              445
     Deferred income tax benefit                                      (25)             (40)             (91)
     Loss (gain) on sale of securities                                  8               16              (15)
 Decrease in other assets                                             430              213              268
 Decrease in other liabilities                                       (321)            (259)             (36)
                                                                  -------           ------          -------
         Net cash provided by operating activities                  2,995            2,250            2,251
                                                                  -------           ------          -------
Lending and investing activities:
   Net change in interest bearing deposits with banks                   -              151             (100)
   Net change in federal funds sold
     and securities purchased under
     agreements to resell                                           1,634           (2,096)           1,116
   Net change in other short-term investments                         600              191             (210)
   Purchases of investment securities                             (18,792)         (14,580)         (18,477)
   Proceeds from sales of investment securities                     4,598            3,727            1,509
   Proceeds from maturities of investment securities               12,930            7,917           11,826
   Net increase in loans                                           (4,852)          (3,025)          (1,057)
   Proceeds from sales of reacquired assets                           810              635              390
   Purchases of premises and equipment                               (327)            (105)            (357)
                                                                  -------           ------          -------
            Net cash used in lending and                        $  (3,399)          (7,185)          (5,360)
                                                                  -------           ------          -------
             investing activities

                                                                    (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                 Years ended December 31, 1992, 1991 and 1990


(In thousands)                                                               1992                1991              1990
                                                                            ------              ------            ------
 Deposit and financing activities:
   Net increase in deposits                                                  $ 2,661            4,745              2,821
   Net change in federal funds purchased and
     securities sold under agreements to repurchase                           (1,398)             435                445
   Net change in short-term borrowing                                             -                -                (525)
   Advances of notes payable                                                   1,238               -               1,160
   Repayment of notes payable                                                 (2,088)            (781)              (579)
   Retirement of subordinated debt                                                -                -              (1,161)
   Cash dividends paid                                                          (135)            (129)              (128)
   Reissuance of common stock from treasury                                       -                 3                  3
   Repurchase of preferred stock                                                  -                (4)                (1)
                                                                              ------           ------             ------
         Net cash provided by deposit and financing activities
                                                                                 278            4,269              2,035
                                                                              ------           ------             ------
 Net increase (decrease) in cash and cash equivalents                           (126)            (666)            (1,074)

 Cash and cash equivalents at beginning of year                                5,659            6,325              7,399
                                                                              ------           ------             ------
 Cash and cash equivalents at end of year                                     $5,533            5,659              6,325
                                                                              ======           ======             ======

Income tax payments (refunds) totaled $399,000 in 1992, $321,000 in 1991, and $(175,000) in 1990.

Interest payments totaled $6,042,000 in 1992, $8,392,000 in 1991, and $9,165,000 in 1990.

Non-cash transactions were as follows:

(In thousands)                                                                1992              1991               1990
                                                                            --------          -------            ------
 Exchange of subordinated debentures                                        $   -               -                 2,348

 Transfer of loans to reacquired assets                                          325            606               1,261

 Decrease in unrealized loss
   on marketable equity securities                                                47             44                   8
 Investment securities transferred to
   securities available for sale                                              18,386              -                   -
                                                                            ========       ========              ======


See accompanying notes to consolidated financial statements.

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 1992, 1991 and 1990


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Basis of Presentation
     ---------------------

     The consolidated financial statements include the accounts of Kentucky
              Community Bancorp, Inc. (the Corporation) and its wholly-owned subsidiaries, The State National Bank of Maysville (State National), Farmers Liberty Bank (Farmers Liberty) and Peoples First Bank of Morehead (Peoples), collectively (the Banks). Significant intercompany items have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. The accounting policies and methods of applying those policies which have a significant effect on the financial statements are summarized below. Certain prior year amounts have been reclassified for comparability with 1992 presentation.


     Securities
     ----------

     Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Corporation has the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as investments and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at the lower of aggregate cost or market value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and prepayment risk changes. The specific identification method is used to determine the cost of securities sold. Amortization of premiums and accretion of discounts is recorded by a method approximating level yield. Marketable equity securities are carried at the lower of cost or market value with unrealized losses recorded as a reduction of stockholders' equity, unless it is determined that market declines are other than temporary, in which case, losses are recognized as securities losses.

                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

Loans
- -----

Loans are stated at the unpaid principal balance. Interest income on loans is recorded on the accrual basis except for those loans in a non-accrual income status. The accrual of interest income is discontinued on loans, except consumer loans, which become 90 days past due as to principal or interest unless they are well-secured and in the process of collection. Such loans remain on a non-accrual status until factors indicating doubtful collectibility no longer exist. Consumer loans which become 120 days past due are charged to the allowance for loan losses unless they are well-secured and in the process of collection. Unearned income, arising principally from consumer installment loans, is reflected as a reduction of loans and is recognized as income using a method which approximates the interest method.

Allowance for Loan Losses
- -------------------------

The allowance for loan losses is maintained at a level adequate to absorb probable losses in the loan portfolio. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions and such other factors that, in management's judgment, deserve current recognition in estimating loan losses. The allowance for loan loses is increased by the provision for loan losses and reduced by net loan charge-offs.

Premises and Equipment
- ----------------------

Premises and equipment are carried at cost, less accumulated depreciation.
        Depreciation of premises and equipment is computed using the straight-line method over the estimated useful lives of the assets.

Other Assets
- ------------

Included in other assets is real estate acquired in settlement of loans and loans classified as in-substance foreclosures which are carried at the lower of fair value minus estimated selling costs or cost. Any write-downs to fair value at the date of acquisition are charged to the allowance for loan losses. Expenses incurred in maintaining
                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES assets, subsequent write-downs to reflect declines in value and realized gains or losses are reflected in income for the period. Also included in other assets is accrued interest receivable and the excess of cost over fair value of net assets acquired in business combinations (goodwill) which is being amortized on a straight-line basis over twenty years. Unamortized amounts of goodwill were $1,824,000 and $1,960,000 at December 31, 1992 and 1991, respectively.

Income Taxes
- ------------

Deferred income taxes are provided for income or expenses recognized in different periods for financial reporting purposes than for income tax purposes. The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 96, "Accounting for Income Taxes," which requires the use of an asset and liability approach. The amounts provided for income taxes are based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as measured by the provisions of enacted laws and tax rates.


SFAS No. 109, Accounting for Income Taxes, supersedes SFAS No. 96 and is required to be adopted in 1993. SFAS No. 109 retains the asset and liability approach but changes the procedure to measure deferred tax assets and liabilities. The Corporation plans to adopt SFAS No. 109 on a prospective basis and expects that the implementation of this new accounting standard will not be significant to financial condition or results of operations.


Net Income Per Share
- --------------------

On December 17, 1991, the Corporation's Board of Directors declared a 2-for-1 stock split effected in the form of a 100% stock dividend, payable January 15, 1992. All per share information in these financial statements has been restated to give effect to this stock split. The weighted average number of shares outstanding, after giving effect to this stock split was 257,264 in 1992, 257,226 in 1991 and 257,113 in
        1990.

                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

        Statement of Cash Flows
        -----------------------

        For purposes of the statement of cash flows, the Corporation considers cash and due from banks to be cash equivalents.

(2)     Restrictions on Cash and Due from Banks
        ---------------------------------------

        The Banks are required to maintain average reserve balances relating to customer deposits either with the Federal Reserve Bank or in the Banks' vaults. At December 31, 1992, the amount of those required and maintained reserve balances was approximately $1,695,000.





                 THIS PORTION OF PAGE INTENTIONALLY LEFT BLANK





                                                                     (Continued)

              KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements - Continued

(3)     Securities
        ----------
        The book values and approximate market values of investment securities at December 31, 1992 and 1991 follows:

                                                     December 31, 1992                              December 31, 1991
                                          -----------------------------------------   -------------------------------------------
                                                          Unrealized   Approximate               Unrealized         Approximate
                                             Book      -------------     Market      Book    ------------------        Market
         (In thousands)                      Value     Gains   Losses    Value      Value     Gains      Losses        Value
                                             -----     -----   ------    -----      ------    -----      ------       ------
         Federal agencies                  $ 10,456    216     61      10,611      25,364      999         4           26,359
         Asset-backed securities              6,318    193      2       6,509       7,474      334         5            7,803
         Obligations of states and
           political subdivisions             8,277    264     29       8,512       9,276      217        33            9,460
         Marketable equity securities
           and other securities               1,107     17      -       1,124       1,294       34         1            1,327
                                           --------  -----   ----      ------      ------    -----     -----          -------
                                           $ 26,158    690     92      26,756      43,408    1,584        43           44,949
                                           ========  =====   ====      ======      ======    =====     =====          =======


        The book values and approximate market values of securities available for sale at December 31, 1992, follows:




                                            Unrealized         Approximate
                             Book       ------------------        Market
        (In thousands)       Value      Gains       Losses        Value
                            --------    -----       ------     -----------
         U.S. Treasury       $18,386     571           13         18,944
                            ========    =====       ======     ===========

        A summary of debt securities as of December 31, 1992 based on contractual maturity is presented in the table below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties.

                                                       Investment Securities             Securities available for Sale
                                                    ----------------------------         ------------------------------
                                                                     Approximate                            Approximate
                                                      Book             Market              Book               Market
        (In thousands)                               Value             Value              Value               Value
                                                     -------         -----------          ------           -----------

         Due within one year                         $ 4,732            4,679             6,473                6,652
         Due after one year through five years        11,792           12,170            11,913               12,292
         Due after five years through ten years        2,133            2,219                 -                    -
         Due after ten years                              76               56                 -                    -
                                                   ---------       ----------           -------             --------
                                                      18,733           19,124            18,386               18,944

         Asset-backed and other securities             7,068            7,275                -                    -
                                                   ---------       ----------           -------             --------
                                                    $ 25,801           26,399            18,386               18,944
                                                   =========       ==========           =======             ========


        Gross gains of $49,000, $33,000 and $21,000 and gross losses of $57,000, $49,000 and $6,000 were realized on sales of securities in 1992, 1991, and 1990, respectively.


                                                                    (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

         Securities with a par value of approximately $12,455,000 at December
                 31, 1992 and $17,734,000 at December 31, 1991 were pledged to secure public and trust deposits and certain borrowings.

(4)      Loans
         -----
         The composition of loans at December 31, 1992 and 1991 follows:



(In thousands)                             1992           1991
                                          ------         ------
 Commercial                          $    11,421         12,329
 Real estate mortgage                     56,199         55,096
 Consumer                                 19,895         17,946
 Agricultural                             15,190         13,538
 Other                                       112            180
                                         -------         ------
                                     $   102,817         99,089
                                         =======         ======

         The amount of non-accrual and restructured loans at December 31, 1992 and 1991 totaled approximately $714,000 and $1.76 million, respectively. Interest that would have been recorded if all such loans were on a current status in accordance with their original terms was approximately $90,000 in 1992 and $139,000 in 1991. The amount of interest income that was recorded for such loans was approximately $33,000 and $98,000 in 1992 and 1991, respectively.

         Loans to directors and their associates, including loans to affiliated companies of which directors are principal owners, and executive officers amounted to approximately $898,000 and $1,006,000 at December 31, 1992 and 1991, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for other customers, and do not, in the opinion of management, involve more than normal credit risk.

                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

         Loans outstanding and related unfunded commitments are primarily concentrated within the Banks' markets which encompass Northeast Kentucky. The Banks' credit exposure is diversified, with secured and unsecured loans to consumers, small businesses, farmers and corporations. Although the Banks have diversified loan portfolios, a customer's ability to honor contracts is reliant upon the economic stability of the geographic region and/or industry in which they do business. No single industry concentration exceeds 10% of loans.

         An analysis of the changes in the allowance for loan losses for the years ended December 31, 1992, 1991 and 1990 follows:

(In thousands)                                                   1992     1991      1990
                                                                -----    -----     -----
 Balance at January 1                                       $   1,791     1,641     1,477
 Provision for loan losses                                        838       772     1,052


 Loans charged-off                                               (775)     (689)     (980)
 Recoveries                                                       126        67        92
                                                                -----    ------     -----
    Net loan charge-offs                                         (649)     (622)     (688)
                                                                -----    ------     -----
 Balance at December 31                                     $   1,980     1,791     1,641
                                                                =====    ======     =====


(5)      Premises and Equipment

         A summary of premises and equipment follows:

                                                                            December 31
                                                                         -----------------
(In thousands)                                                           1992         1991
                                                                         ----         ----
 Land and buildings                                                 $    3,224        3,139
 Furniture and equipment                                                 3,428        3,186
                                                                         -----        -----
                                                                         6,652        6,325
 Less accumulated depreciation                                           4,274        3,862
                                                                         -----        -----
                                                                    $    2,378        2,463
                                                                         =====        =====


                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

(6)      Deposits

         Time certificates of deposit outstanding in denominations of $100,000 or more were approximately $12,378,000 and $12,132,000 at December 31, 1992 and 1991, respectively.

(7)      Notes Payable

         A summary of notes payable at December 31, 1992 and 1991 follows:

         (In Thousands)                                                1992          1991
                                                                       ----          ----
          Secured note payable to bank; due
           September 1995; monthly principal
           payments of $ 4,667; interest at
           the prime interest rate (6%), due
           quarterly                                               $    139             -

          Secured note payable to bank; due
           September 1995; annual principal
           payments of $220,000 in 1993 and
           1994; interest at the prime
           interest rate (6%), due quarterly                          1,021             -


          Secured note payable to bank; due
           September 1992                                                 -           813


          6-5/8% note; payable in annual
           installments of $44,000, including interest,                  81           118
           through 1994

          Unsecured note payable to bank;  due September 1992             -         1,160
                                                                   --------      --------
                                                                   $  1,241         2,091
                                                                   ========      ========

          The terms of the Secured notes payable include a number of restrictive convenants, including maintaining minimum capital to asset ratios at the Banks and a minimum net worth on a consolidated basis. If the terms of the restrictive convenants are not met, the lender may declare these notes due and payable. The secured notes are collateralized by all the issued and outstanding common stock of State National.

          Maturities of the notes payable for the years ending December 31, are $315,000 in 1993, $318,000 in 1994 and $608,000 in 1995.

                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

       State National has entered into an agreement with the Federal Home Loan
                 Bank of Cincinnati (FHLB) which enables State National to borrow up to $2,228,000. Advances from the FHLB would be collateralized by certain first mortgage loans under a blanket mortgage collateral agreement and stock in the FHLB.

       Subordinated debentures (see note 8) and preferred stock of the Corporation are subordinated to all notes payable.

(8)    Subordinated Debentures
       -----------------------
       On October 30, 1989 the corporation made an offer to exchange one 10% subordinated debenture due December 31, 2009 (new debenture) in exchange for each 25-year escalating rate debenture due December 31, 2007 (old debenture). The purpose of the exchange was to restructure the Corporation's $3,509,000 subordinated debenture debt and to reduce the Corporation's total debt service obligations by a reduction in the interest rate. Effective January 1, 1990, the exchange occured and debentures which were not exchanged were called on February 1, 1990. Repayment of these debentures was financed by the unsecured note payable discussed in note 7. The new debentures are subordinated to all indebtedness of the Corporation to financial institutions as were the old debentures.



                 THIS PORTION OF PAGE INTENTIONALLY LEFT BLANK




                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

(9)      Income Taxes
         ------------
         The components of income tax expense (benefit) follow:

                                                                      (In thousands)
                                                                  Years ended December 31
                                                             1992          1991          1990
                                                             ----          ----          ----
 Current                                                     $498          333           211
 Alternative minimum tax credit                              (101)         -             -
 Deferred                                                     (25)         (40)          (91)
                                                             -----         ----          ----
                                                             $372          293           120
                                                             ====          ====          ====

         Temporary differences in 1992, 1991 and 1990 in the recognition of income and expense for tax and financial reporting purposes resulted in deferred incom taxes as follows:

                                                                    (In thousands)
                                                                 Years ended December 31
                                                           1992            1991             1990
                                                           ----            ----             ----
 Depreciation                                             $ (21)           (5)                7
 Loan loss Provision                                        (64)          (55)              (43)
 Accrual to cash
   conversion                                                 -             -               (17)
 Accounting differences
   for securities                                             3           (33)               (4)
 Deferred tax adjustment
   for effect of alternative
   minimum tax                                               44            29                21
 Other                                                       13            24               (13)
                                                          -----           ----             -----
                                                          $ (25)          (40)              (91)
                                                          ======          ====             =====

         The cumulative amounts of deferred income tax assets were $190,000 and $165,000 at December 31, 1992 and 1991, respectively. Such amounts are included in other assets.



                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

An analysis of the difference between the statutory and effective tax rates
         (provision for income taxes as a percentage of income before income taxes) for 1992, 1991 and 1990 follows:

                                                                 1992           1991            1990
                                                                ------         ------          ------
 U.S. Federal income tax rate                                    34.0%          34.0            34.0
 Changes form statutory rate
   resulting from:
          Tax exempt interest                                   (14.1)         (20.1)          (37.6)
          Amortization of goodwill                                2.7            3.4             6.2
          Alternative minimum tax (credit)                       (5.9)             -            14.5
          Other, net                                              4.9            4.3            (1.0)
                                                                ------         ------          ------
                                                                 21.6%          21.6            16.1
                                                                ======         ======          ======

Alternative minimum tax credit carryforwards aggregating approximately $50,000 at December 31, 1992 are available to reduce income tax expense in future periods. Additionally, the Corporation had $106,000 of future deductible temporary differences for which tax benefits have not been recognized.

Income tax expense (benefit) attributable to securities gains and losses in 1992, 1991 and 1990 was $11,000, $(5,000), and $5,000, respectively.

Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to the deferred tax liability (asset) at December 31, 1992 and 1991 related to the following:

                                                          (In thousands)
                                                         1992         1991
                                                        ------       ------
 Premises and equipment                                  $138          159
 Securites                                                 21           18
 Allowance for loan losses                               (397)        (333)
 Effects of alternative minimum tax                        39           (5)
 Deferred fees on debentures
   refinancing                                             (7)         (14)
 Capital loss carryforward                                  -          (14)
 Other                                                     16           24
                                                        ------       ------
 Net defferred income tax asset                         $(190)        (165)
                                                        ======       ======



                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

(10)     Stockholders' Equity
         --------------------
         Preferred Stock
         ---------------
         Preferred stock was issued to the directors of Farmers Liberty and Peoples as qualifying shares. Dividends were paid at the same rate per share as on common stock; however, holders of the preferred shares waived the right to receive dividends.
                 In the event of termination or liquidation of the Corporation, the preferred shares have priority over common shares to the extent of the stated value of the preferred shares. Each preferred share carries voting rights equal to one share of common stock. The preferred stock is not convertible or redeemable. During 1991, all outstanding preferred stock was retired.

         Dividend Restriction
         --------------------
         The Corporation's principal source of funds for dividend and interest payments is dividends received from the Banks. Under applicable banking laws, bank requlatory authorities must approve the declaration of dividends in any year in an amount in excess of the sum of net income of that year, as defined, and retained earnings of the preceding two years. At December 31, 1992, retained earnings of the Corporation's subsidiary banks were approximately $7,668,000 of which, at Januay 1, 1993, approximately $879,000 was available for the payment of dividends without approval by bank regulatory authorities.

(11)     Employee Benefit Plans
         ----------------------
         The Corporation has a non-contributory defined benefit pension plan covering all full-time employees who meet certain requirements as to age and length of service. During 1991, the plan was amended to include employees of all subsidiaries of the Corporation. Prior to the amendment only employees of State National were included in the plan. The Corporation's funding policy is to contribute at least the minimum amount required by the Employee Retirement Income Security Act of 1974.

                                                                     (Continued)

                KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARY

The following table sets forth the funded status of the plan and amounts recognized in the consolidated balance sheet at December 31, 1992 and 1991:

                                                                              Years ended Dec. 31
                                                                                 (In thousands)
                                                                              1992            1991
                                                                            -------         --------
 Actuarial present value of benefit
  obligations:
    Accumulated benefit obligation,
      including vested benefits of
      $684,000 in 1992 and $513,000
      in 1991                                                                $  (706)          (526)
                                                                              ======           =====
    Projected benefit obligation
      for service rendered to date
                                                                              (1,092)          (903)
    Plan assets at fair value                                                    959            953
 Plan assets in excess of (less than)                                         -------          -----
  projected benefit obligation                                                  (133)           (50)
 Unrecognized net transition asset
  being recognized over 17 years                                                (266)          (290)
 Unrecognized net loss from past
  experience different from that assumed                                         395            291
 Unrecognized prior service cost                                                  43             46
 Prepaid pension cost included in other                                       -------        -------
   assets                                                                    $    39             97
                                                                              =======         =======


Net pension cost (income) for 1992, 1991 and 1990 included the following expense (income) components:
                                                                         (In thousands)
                                                                 1992           1991            1990
                                                               ------         -------         -------
 Service cost-benefits earned
   during the year                                              $ 69             41              22
 Interest cost on projected
   benefit obligation                                             75             53              33
 Actual return on plan assets                                    (16)          (129)            (29)
 Amortization of transition asset                                (24)           (24)            (24)
 Amortization of prior service cost                                3              3               -
 Gain (loss) deferred                                            (49)            71             (27)
                                                                -----          -----           ------
                                                                $ 58             15             (25)
                                                                =====          =====           ======

Plan assets consist of U.S. Treasury Bonds, stocks, corporate bonds and cash equivalents.


                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

         The assumptions used to develop the projected benefit obligation included a discount rate of 7.75% for 1992 and 8.0% for 1991, and an expected rate of increase in compensation levels of 5.5% in 1992 and 4.0% in 1991. The expected long-term rate of return on assets was 8% in 1992 and 8.5% in 1991.

         Effective June 1, 1989, the Corporation established a 401 (k) Plan, in accordance with the provisions of the Internal Revenue Code, in which all employees qualify for participation.
                 Participants may elect to make contributions to the 401(k) Plan up to 15% of compensation. The Corporation contributes $1 for each $3 contributed by a participant, up to 6% of each participant's compensation. The Corporation's contribution during 1992, 1991 and 1990 totaled approximately $29,000, $26,000, and $20,000, respectively.

(12)     Commitments and Contingent Liabilities
         --------------------------------------
         As of December 31, 1992, the Banks had outstanding various commitments and contingent liabilities arising in the normal course of business, such as standby letters of credit and commitments to extend credit, which are properly not reflected in the consolidated financial statements. In management's opinion, these commitments to extend credit of $12,696,000, including standby letters of credit totaling approximately $1,058,000, represent normal banking transactions and no significant losses are anticipated to result therefrom. The Banks' exposure to credit loss in the event of nonperformance by the other party to these commitments is represented by the contractual amount of these instruments. The Banks use the same credit and collateral policies in making commitments and conditional guarantees as they do for on balance sheet instruments.

                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

         Standby letters of credit and financial guarantees written are conditional commitments issued by the Banks to guarantee a third party. Those guarantees are primarily issued to support private borrowing arrangements.

         Also as of December 31, 1992, there were various pending legal actions and proceedings in which claims for damages are asserted. Management, after discussion with legal counsel and after consideration of possible recourse to third parties, believes the ultimate result of these legal actions and proceedings will not have a material adverse effect upon the consolidated financial position of the Corporation.


(13)     Stock Options
         -------------
         The Board of Directors adopted an amended stock option plan effective
                 September 1, 1992. Stock options remaining under the prior plan expired. Under the amended stock option plan, options for 2,120 shares of the common stock of the Corporation were granted to the president of the Corporation and the Banks at $32.50 per share. The options are currently exercisable and expire five years from date of grant.


                                                                     (Continued)

              KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

(14)     Disclosures About Fair Value of Financial Instruments
         -----------------------------------------------------
         The estimated fair value of the Corporation's financial instruments are as follows:

                                                                        December 31, 1992
                                                                          (In thousands)
                                                              Carrying                     Fair
                                                               Amount                      Value
                                                          ---------------              -------------
         Financial assets:
            Cash and short-term investments                  $   15,583                   15,583
            Securities                                           44,544                   45,700
            Loans                                               100,468                  101,988

         Financial liabilities:
            Deposits                                            150,889                  151,230
            Notes payable and debentures                          3,589                    3,589
                                                              =========                 ========

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:


         Cash and Short-Term Investments
         -------------------------------
         For those short-term investments, the carrying amount is a reasonable estimate of fair value.


         Securities
         ----------
         For securities, fair value equals quoted market price, if available.
                   If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities or dealer quotes.




                                                                     (Continued)

              KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

         Loans
         -----
         The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

         Deposits
         --------
         The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

         Notes Payable and Debentures
         ----------------------------
         Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

         Limitations
         -----------
         The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and such other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         The fair value estimates are based on financial instruments without attempting to estimate the value of assets and liabilities that are not financial instruments, such as premises and equipment and other assets and liabilities. Accordingly, the fair value estimates do not represent what the Corporation is worth on a fair value basis.


                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES

(15)     Kentucky Community Bancorp, Inc. (Parent Company Only)

                                                                Condensed Balance Sheets
                                                               December 31, 1992 and 1991
                                                                     (In thousands)

                          Assets                                  1992                  1991
              --------------------------                     ---------               -------
         Cash on deposit with subsidiary bank                 $    317                   279
         Investment in subsidiary banks                         14,985                14,435
         Furniture and equipment                                   338                   371
         Due from subsidiaries                                     107                   300
         Other assets                                               90                    50
                                                             ---------               -------
                   Total assets                               $ 15,837                15,435
                                                             =========               =======

         Liabilities and Stockholders' Equity
        --------------------------------------
         Accrued interest, taxes payable and
           other liabilities                                  $    366                   412
         Notes payable                                           1,160                 1,973
         Subordinated debentures                                 2,348                 2,348
                                                              --------               -------
                   Total liabilities                             3,874                 4,733

         Stockholders' equity                                   11,963                10,702
                                                             ---------               -------
                   Total liabilities and
                     stockholders' equity                     $ 15,837                15,435
                                                             =========               =======






                                                                     (Continued)

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES



                                                                                      Condensed Statements of Income
                                                                                 Years ended December 31, 1992, 1991 and 1990
                                                                                             (In thousands)

                                                                                 1992            1991            1990
                                                                              -------          -------          ------
         Income:
           Dividends from subsidiary banks                                    $ 1,280           1,451             709
           Management fees and other income                                       930             913             857
                                                                              -------           -----          ------
                 Total income                                                   2,210           2,364           1,566
                                                                              -------           -----          ------
         Expenses:
           Interest expense                                                       336             443             551
           Other expenses                                                       1,356           1,311           1,255
                                                                              -------           -----           -----
                 Total expenses                                                 1,692           1,754           1,806
                                                                              -------           -----           -----
                 Income (loss) before income
                   tax benefit and equity in
                   undistributed net income
                   of subsidiaries                                                518             610            (240)
         Income tax benefit                                                       191             216             278
                                                                              -------           -----           -----
                 Income before equity in
                   undistributed net income
                   of subsidiaries                                                709             826              38

         Equity in undistributed net income
                   of subsidiaries                                                640             239             590
                                                                              -------           -----            ----
                 Net income                                                   $ 1,349           1,065             628
                                                                              =======           =====            ====






                                                                     (Continued)

              KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES



                                                                                    Condensed Statements of Cash Flows
                                                                                 Years ended December 31, 1992, 1991 and 1990
                                                                                               (In thousands)

                                                                                 1992               1991           1990
                                                                               ------             ------         ------
         Operating activities
         Net income                                                            $1,349              1,065            628
         Adjustments to reconcile net income to net cash
          provided by operating activities:
            Depreciation and amortization                                         250                243            246
            Provision for deferred income taxes                                    18                 25             20
            Equity in undistributed net income
             of subsidiaries                                                     (640)              (239)          (590)
            Increase in other assets                                              (40)                (5)           (39)
            Decrease (increase) in due from subsidiaries                          193               (177)          (110)
            Increase (decrease) in accrued interest payable,
             taxes payable and other liabilities                                  (64)                35            232
                                                                                ------            ------          -----
                    Net cash provided by operating
                      activities                                                1,066                947            387
                                                                               ------             ------          -----
         Investment activities:
          Purchases of furniture and equipment                                    (80)               (49)           (81)
          Net change in other short-term investments                                -                125           (125)
                                                                                -----             ------          -----
                    Net cash provided by (used in)
                      investment activities                                       (80)                76           (206)
                                                                               ------             ------          -----
         Financing activities:
          Advances of notes payable                                             1,238                  -          1,160
          Repayment of notes payable                                           (2,051)              (746)          (546)
          Retirement of subordinated debt                                           -                  -         (1,161)
          Cash dividends paid                                                    (135)              (129)          (128)
          Reissuance of common stock from treasury                                  -                  3              3
          Repurchase of preferred stock                                             -                 (4)            (1)
                                                                              -------             -------        ------
                    Net cash used in financing activities                        (948)              (876)          (673)
                                                                              -------             ------         ------
         Net increase (decrease) in cash                                           38                147           (492)

         Cash at beginning of year                                                279                132            624
                                                                             --------             ------          -----
         Cash at end of year                                                   $  317                279            132
                                                                             ========             ======          =====


      Interest payments totaled $336,000 in 1992, $443,000 in 1991, and $714,000 in 1990.

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                              September 30, 1993
                                 (in thousands)



         ASSETS
- -------------------------------------
CASH AND DUE FROM BANKS                                $   5,016
INTEREST BEARING DEPOSITS WITH BANKS                         200
FEDERAL FUNDS SOLD                                         6,919
SECURITIES AVAILABLE FOR SALE (NOTE 2)                    22,741
INVESTMENT SECURITIES (NOTE 2)                            27,300
NET LOANS (NOTE 3)                                       102,602
PREMISES AND EQUIPMENT                                     2,244
OTHER ASSETS                                               4,274
                                                        --------
                                                       $ 171,296
                                                        ========


   LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------------

DEPOSITS                                               $ 154,388
NOTES PAYABLE AND OTHER BORROWED FUNDS                     3,110
OTHER LIABILITIES                                            578
                                                        --------
         TOTAL LIABILITIES                               158,076
                                                        --------


STOCKHOLDERS' EQUITY
- --------------------
 COMMON STOCK, WITHOUT PAR VALUE, $10
   STATED VALUE; AUTHORIZED 300,000
   SHARES, ISSUED 260,958 SHARES AS OF
   SEPTEMBER 30, 1993 AND DECEMBER 31, 1992                1,305
 ADDITIONAL PAID IN CAPITAL                                  934
 RETAINED EARNINGS                                        11,020
 TREASURY STOCK, AT COST;
   2,585 SHARES AS OF SEPTEMBER 30, 1993                     (39)
                                                        --------
     TOTAL STOCKHOLDERS' EQUITY                           13,220
                                                        --------
                                                       $ 171,296
                                                        ========

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                  Nine Months ended September 30,1993 and 1992
                                 (In thousands)



                                                    1993     1992
                                                 --------- ---------
INTEREST INCOME
  LOANS, INCLUDING FEES                           $  6,658  $  7,318
  FEDERAL FUNDS SOLD AND SECURITIES
    PURCHASED UNDER AGREEMENTS TO RESELL               178       212
  INVESTMENT SECURITIES                              2,254     2,413
  INTEREST BEARING DEPOSITS WITH BANKS                  12        20
  OTHER                                                 99       108
                                                   -------   -------
  TOTAL INTEREST INCOME                           $  9,201  $ 10,071
                                                   -------   -------


INTEREST EXPENSE
  DEPOSITS                                           3,379     4,196
  FEDERAL FUNDS PURCHASED AND SECURITIES
    SOLD UNDER AGREEMENTS TO REPURCHASE                  -        13
  NOTES PAYABLE AND OTHER BORROWED FUNDS                88        88
  SUBORDINATED DEBENTURES                              127       176
                                                   -------   -------
  TOTAL INTEREST EXPENSE                          $  3,594     4,473
                                                   -------   -------
  NET INTEREST INCOME BEFORE PROVISION
    FOR LOAN LOSSES                               $  5,607     5,598

  PROVISION FOR LOAN LOSSES                            338       640
                                                   -------   -------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                               $  5,269     4,958

  NON-INTEREST INCOME                                  989       839

  NON-INTEREST EXPENSE                               4,469     4,419
                                                   -------   -------
  INCOME BEFORE INCOME TAXES AND
    CUMULATIVE EFFECT PRIOR YEARS OF
    THE CHANGE IN ACCOUNTING FOR
    INCOME TAXES                                  $  1,789     1,378
  PROVISION FOR INCOME TAXES                           481       296
    INCOME BEFORE CUMULATIVE EFFECT ON             -------   -------
    PRIOR YEARS OF THE CHANGE IN
    ACCOUNTING FOR INCOME TAXES                   $  1,308     1,082
  CUMULATIVE EFFECT ON PRIOR YEARS
    OF THE CHANGE IN ACCOUNTING FOR
    INCOME TAXES (NOTE 4)                               81         -
                                                   -------   -------
  NET INCOME                                      $  1,389  $  1,082
                                                   =======   =======
  PER COMMON SHARE:

    Net Income                                    $   5.42  $   4.21
                                                   =======   =======

    Cash dividends declared                       $  0.650  $  0.375
                                                   =======   =======

  Average common shares outstanding                256,204   257,264
                                                   =======   =======

               KENTUCKY COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                Condensed Consolidated Statements of Cash Flows
                 Nine months ended September 30, 1993 and 1992
                                 (in thousands)


                                                   1993       1992
                                                ---------   ---------
OPERATING ACTIVITIES
NET INCOME                                        $ 1,388     $ 1,082
ADJUSTMENTS TO RECONCILE NET INCOME
  TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES:
   PROVISION FOR LOAN LOSSES                          338         640
   DEPRECIATION, AMORTIZATION AND
     ACCRETION, NET                                   513         408
   DECREASE (INCREASE) IN OTHER ASSETS                124        (723)
   INCREASE (DECREASE) IN OTHER LIABILITIES          (472)       (485)
     NET CASH PROVIDED BY OPERATING ACTIVITES   ---------   ---------
      ACTIVITIES                                  $ 1,891     $   922
                                                ---------   ---------

LENDING AND INVESTING ACTIVITIES
 NET CHANGE IN INTEREST BEARING DEPOSITS
  WITH BANKS                                           (1)       (250)
 NET CHANGE IN FEDERAL FUNDS SOLD AND
  SECURITIES PURCHASED UNDER AGREEMENTS
  TO RESELL                                         2,932       9,458
 NET CHANGE IN SHORT-TERM INVESTMENTS                   -         600
  PURCHASES OF INVESTMENT SECURITIES              (20,612)    (13,019)
  PROCEEDS FROM SALES OF INVESTMENT
     SECURITIES                                     5,364       5,008
  PROCEEDS FROM MATURITIES OF INVESTMENT
     SECURITIES                                     9,613       9,836
  NET CHANGES IN LOANS                             (2,825)     (6,149)
  PURCHASES OF PREMISES AND EQUIPMENT                (139)       (164)
  PROCEEDS FROM SALE OF OTHER REAL
   ESTATE OWNED/REACQUIRED ASSETS                     371       1,658
                                                ---------   ---------
    NET CASH USED IN LENDING AND
     INVESTING ACTIVITIES                         $(5,297)    $ 6,978
                                                ---------   ---------

  DEPOSIT AND FINANCING ACTIVITIES
   NET CHANGE IN DEPOSITS                           3,499      (7,279)
   NET CHANGE IN FEDERAL FUNDS PURCHASED
     AND SECURITIES SOLD UNDER AGREEMENTS
     TO REPURCHASE                                     -         (923)
   REPAYMENT OF NOTES PAYABLE                       1,869        (772)
   CASH DIVIDEND PAID                                (168)        (96)
   REISSUANCE OF COMMON STOCK FROM TREASURY            21           -
     NET CASH PROVIDED BY DEPOSIT AND           ---------   ---------
      FINANCING ACTIVITIES                        $ 5,221     $(9,070)
                                                ---------   ---------
   NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENT                               1,815     $(1,170)
   CASH AND CASH EQUIVALENT AT BEGINNING
      OF YEAR                                       5,533       5,659
                                                ---------   ---------
   CASH AND CASH EQUIVALENT AS OF
   SEPTEMBER 30                                    $7,348     $ 4,489
                                                =========   =========

   Income tax payments totaled $688,303 in 1993
   and $399,414 in 1992
   Interest payments totaled $3,498,300 in 1993
   and $4,207,713 in 1992


                                                     (in thousands)
                                                  1993          1992
                                              ---------      ----------
   Noncash transactions were as follows:
   Loans charged-off                             $  -              $426
    Decease in unrealized loss on marketable
      equity securities                             -               $10
    Transfer of loans to other real estate
    owned/reacquired assets                         353             319
                                              =========     ===========

Kentucky Community Bancorp, Inc,
Notes to Consolidated Condensed Financial Statements
September 30, 1993

(1)      Summary of Significant Accounting Policies

         The accounting and reporting policies of Kentucky Community Bancorp, Inc. (Corporation) and its wholly owned subsidiaries, The State National Bank of Maysville (SNB), Farmers Liberty Bank (FLB), and Peoples First Bank of Morehead (PFB), collectively, the Banks, conform to generally accepted accounting principles and general practices within the banking industry.

         The consolidated financial statements include the accounts of the Corporation and its subsidiaries, SNB, FLB, and PFB. All significant intercompany transactions and accounts have been eliminated in consolidation.

         A description of other significant accounting policies is presented in the December 31, 1992 annual report, Form 10-KSB.

(2)      Securities

         The book values and approximate market values of investment securities as of September 30, 1993 and December 31, 1992 follows:

(In Thousands)                                                   September 30, 1993
                                               -------------------------------------------------------
                                                                   Unrealized
                                               BOOK                                              MARKET
                                               VALUE              GAIN           LOSS             VALUE
                                               -------           ------         -----           --------
         Federal Agencies                      $ 8,469           $  248         $   6            $ 8,711


         Asset-backed
           Securities                            7,556              134             4              7,686


         Obligations of State
           & Federal Subdivisions                9,027              313            48              9,292


         Marketable Equity
           Securities & Other
           Securities                            2,249               18            15              2,252
                                               -------           ------         ------          --------
         TOTALS                                $27,301           $  713         $  73           $ 27,941
                                               =======           ======         ======          ========

September 30, 1993.

         The book values and approximate market values of securities held for sale as of September 30, 1993 follows:



(in thousands)                          September 30, 1993
                        -------------------------------------------------
                                            Unrealized
                                         ------------------
                        Book                                     Market
                        Value             Gain         Loss      Value
                        -----             ----         ----      -----
 U.S. Treasury          $ 22,742         $ 759        $ 3        $ 23,498
                        ========         =====         ===       ========

(3)      Allowance for Loan Losses

         An analysis of the changes in the allowance for loan losses for the period ended September 30, 1993 follows:

         (in thousands)

         Balance, January 1                                           $ 1,980

         Provision for loan                                               338
         losses


         Loans charged-off                                               (415)

         Recoveries                                                        60
                                                                      -------
         Net loans

         charged-off                                                     (355)
                                                                      -------


         Balance, Sept. 30                                            $ 1,963
                                                                      =======


         Balance,
         December 31

(4)      Income Taxes

         On March 31, 1993, the Corporation adopted the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," that created an additional net deferred tax asset aggregating $81,000. The cumulative effect of the change in accounting principle as of September 30, 1993 increased net income by $81,000 that is reported separately in the condensed consolidated statement of income for the six months ended September 30, 1993.

September 30, 1993


The preceding consolidated condensed financial statements reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary to fairly present the financial position of the Corporation and its subsidiaries, SNB, FLB and PFB at September 30, 1993 and the results of operations and the changes in their cash flow position for the interim periods then ended.

                       PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1993, gives effect, as of that date, to the acquisition of Kentucky Community Bancorp, Inc. (Kentucky Community) through the issuance of 1,374,985 shares of Trans Financial Bancorp, Inc. (Trans Financial) common stock in exchange for 259,431 shares of Kentucky Community commom stock. The pro forma condensed consolidated statements of income for the nine months ended September 30, 1993 and the years ended December 31, 1992, 1991, and 1990 are in effect a restatement of the historical income statements of each entity as if the Merger had been consummated for all periods.

         The Merger will be accounted for under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of Trans Financial and Kentucky Community are combined and carried forward at their previously recorded amounts, and the shareholders' equity accounts of Trans Financial and Kentucky Community will be combined on Trans Financial's consolidated balance sheet.

         The pro forma statements are not necessarily indicative of the financial position or the results of operations of the combined entities as they may be in the future or as they might have been had the transaction been consummated for all periods presented.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Consolidated Balance Sheet
 September 30, 1993
 (Unaudited)
 (In thousands)

                                                                TRANS          KENTUCKY          PRO
                                                              FINANCIAL       COMMUNITY         FORMA            PRO
                                                             BANCORP (a)     BANCORP (a)     ADJUSTMENTS        FORMA
                                                             ----------      ----------      -----------      ---------
 Assets
 Cash and due from banks                                   $      45,741   $       5,016   $               $      50,757
 Interest bearing deposits with banks                                547             200                             747
 Federal funds sold and resale agreements                         27,100           6,919                          34,019
 Mortgage loans held for sale                                     35,129               0                          35,129
 Securities available for sale                                    25,523          22,741                          48,264
 Investment securities                                           243,451          27,300                         270,751
 Loans, net of unearned income                                   752,466         104,565                         857,031
     Less allowance for loan losses                               (8,288)         (1,963)                        (10,251)
                                                              ----------       ---------         ---------      --------
     Net loans                                                   744,178         102,602                         846,780
 Premises and equipment                                           26,557           2,244                          28,801
 Goodwill                                                          5,360               0                           5,360
 Mortgage servicing rights                                         4,531               0                           4,531
 Other assets                                                     20,626           4,274                          24,900
                                                              ----------       ---------         ---------      --------
 Total assets                                              $   1,178,743   $     171,296   $           0   $   1,350,039
                                                              ==========       =========         =========      ========
 Liabilities and Stockholders' Equity
 Deposits                                                  $   1,002,462   $     154,388   $               $   1,156,850
 Federal funds purchased and resale agreements                    32,720                                          32,720
 Other liabilities                                                 7,481             578                           8,059
 Long term debt and other notes payable                           61,772           3,110                          64,882
                                                              ----------       ---------         ---------      --------
 Total liabilities                                             1,104,435         158,076                       1,262,511
                                                              ----------       ---------         ---------      --------
 Preferred stock                                                       0               0                               0
 Common stock                                                     13,897           1,305           1,273 (b)      16,475
 Additional paid-in capital                                       39,320             934          (1,312)(b)      38,942
 Retained earnings                                                24,991          11,020                          36,011
 Treasury stock                                                                      (39)             39 (b)           0
 Unrealized loss on marketable equity securities                    (128)                                           (128)
 Employee Stock Ownership Plan borrowings                         (3,772)                                         (3,772)
                                                              ----------       ---------         ---------     ---------
 Total stockholders' equity                                       74,308          13,220               0          87,528
                                                              ----------       ---------         ---------     ---------
 Total liabilities and stockholders'                       $   1,178,743   $     171,296   $           0   $   1,350,039
                                                              ==========       =========         =========     =========

 See accompanying notes to pro forma financial information.

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Consolidated Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                             Nine Months Ended September 30, 1993

                                              TRANS         KENTUCKY
                                            FINANCIAL      COMMUNITY
                                           BANCORP (a)    BANCORP (a)     PRO FORMA
                                          ------------    ------------    ----------
 Interest income:
    Loans                                $      39,525  $       6,658  $      46,183
    Securities                                  10,366          2,254         12,620
    Other                                        2,631            289          2,920
                                         -------------   ------------   ------------
                Total interest income           52,522          9,201         61,723
                                         -------------   ------------   ------------
 Interest expense:
    Deposits                                    22,118          3,379         25,497
    Short-term borrowings                          498              0            498
    Notes payable                                  701            215            916
                                         -------------   ------------   ------------
               Total interest expense           23,317          3,594         26,911
                                         -------------   ------------   ------------
                  Net interest income           29,205          5,607         34,812

 Provision for loan losses                       1,321            338          1,659
                                         -------------   ------------   ------------
         Net interest income after
            provision for loan losses           27,884          5,269         33,153
                                         -------------   ------------   ------------
 Non-interest income                             9,941            989         10,930
 Non-interest expenses                          27,904          4,469         32,373
                                         -------------   ------------   ------------
           Income before income taxes            9,921          1,789         11,710

 Income tax expense                              2,990            481          3,471
                                         -------------   ------------   ------------
 Income before cumulative effect
    of accounting change                 $       6,931  $       1,308  $       8,239
                                         =============   ============   ============
 Income applicable to common stock       $       6,931  $       1,308  $       8,239
                                         =============   ============   ============
 Weighted average shares outstanding:
    Primary                                      7,521                         8,896
    Fully diluted                                7,521                         8,896
                                         =============                  ============
 Earnings per common share:
    Primary                              $        0.92                 $        0.93
    Fully diluted                                 0.92                          0.93
                                         =============                 =============

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Consolidated Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                                  Year Ended December 31, 1992

                                              TRANS         KENTUCKY
                                            FINANCIAL      COMMUNITY
                                           BANCORP (a)    BANCORP (a)     PRO FORMA
                                          -----------     -----------     ----------
 Interest income:
    Loans                                $      46,099  $       9,369  $      55,468
    Securities                                  16,694          3,137         19,831
    Other                                          614            417          1,031
                                            ----------    -----------     ----------
                Total interest income    $      63,407  $      12,923  $      76,330
                                            ----------    -----------     ----------
 Interest expense:
    Deposits                                    30,822          5,361         36,183
    Short-term borrowings                          902             17            919
    Notes payable                                  287            343            630
                                            ----------    -----------     ----------
               Total interest expense    $      32,011  $       5,721  $      37,732
                                            ----------    -----------     ----------
                  Net interest income    $      31,396  $       7,202  $      38,598

 Provision for loan losses                       1,216            838          2,054
                                            ----------    -----------     ----------
         Net interest income after
            provision for loan losses    $      30,180  $       6,364  $      36,544
                                            ----------    -----------     ----------
 Non-interest income                            11,064          1,514         12,578
 Non-interest expenses                          27,498          6,157         33,655
                                            ----------    -----------     ----------
           Income before income taxes    $      13,746  $       1,721  $      15,467

 Income tax expense                              4,686            372          5,058
                                            ----------    -----------     ----------
 Income before cumulative effect
    of accounting change                 $       9,060  $       1,349  $      10,409
                                            ==========    ===========     ==========
 Income applicable to common stock       $       9,004  $       1,349  $      10,353
                                            ==========    ===========     ==========
 Weighted average shares outstanding:
    Primary                                      6,906                         8,281
    Fully diluted                                6,906                         8,281
                                            ==========                    ==========
 Earnings per common share:
    Primary                              $        1.30                 $        1.25
    Fully diluted                                 1.30                          1.25
                                            ==========                    ==========

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Consolidated Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                                 Year Ended December 31, 1991

                                              TRANS         KENTUCKY
                                            FINANCIAL      COMMUNITY
                                           BANCORP (a)    BANCORP (a)     PRO FORMA
                                          ------------   ------------   ------------
 Interest income:
    Loans                                $      35,858  $      10,365  $      46,223
    Securities                                   9,582          3,435         13,017
    Other                                          523            796          1,319
                                            ----------    -----------     ----------
                Total interest income    $      45,963  $      14,596  $      60,559
                                            ----------    -----------     ----------
 Interest expense:
    Deposits                                    25,561          7,606         33,167
    Short-term borrowings                          466             56            522
    Notes payable                                1,203            452          1,655
                                            ----------    -----------     ----------
               Total interest expense    $      27,230  $       8,114  $      35,344
                                            ----------    -----------     ----------
                  Net interest income    $      18,733  $       6,482  $      25,215

 Provision for loan losses                         750            772          1,522
                                            ----------    -----------     ----------
         Net interest income after
            provision for loan losses    $      17,983  $       5,710  $      23,693
                                            ----------    -----------     ----------
 Non-interest income                     $       6,542  $       1,396          7,938
 Non-interest expenses                          17,957          5,748         23,705
                                            ----------    -----------     ----------
           Income before income taxes    $       6,568  $       1,358  $       7,926

 Income tax expense                              2,028            293          2,321
                                            ----------    -----------     ----------
 Income before cumulative effect
    of accounting change                 $       4,540  $       1,065  $       5,605
                                            ==========    ===========     ==========
 Income applicable to common stock       $       4,227  $       1,065  $       5,292
                                            ==========    ===========     ==========
 Weighted average shares outstanding:
    Primary                                      3,277                         4,652
    Fully diluted                                3,921                         5,296
                                            ==========                    ==========
 Earnings per common share:
    Primary                              $        1.29                 $        1.14
    Fully diluted                                 1.17                          1.07
                                            ==========                    ==========

 TRANS FINANCIAL BANCORP, INC.
 Pro Forma Condensed Consolidated Income Statement
 (Unaudited)
 (In thousands, except per share data)

                                                 Year Ended December 31, 1990

                                              TRANS         KENTUCKY
                                            FINANCIAL      COMMUNITY
                                           BANCORP (a)    BANCORP (a)     PRO FORMA
                                         -------------   -------------   -----------
 Interest income:
    Loans                                $      34,463  $      10,816  $      45,279
    Securities                                   6,834          3,162          9,996
    Other                                          652            952          1,604
                                         -------------   ------------   ------------
                Total interest income    $      41,949  $      14,930  $      56,879
                                         -------------   ------------   ------------
 Interest expense:
    Deposits                                    23,207          8,332         31,539
    Short-term borrowings                          995             82          1,077
    Notes payable                                1,258            562          1,820
                                         -------------   ------------   ------------
               Total interest expense    $      25,460  $       8,976  $      34,436
                                         -------------   ------------   ------------
                  Net interest income    $      16,489  $       5,954  $      22,443

 Provision for loan losses                       1,529          1,052          2,581
                                         -------------   ------------   ------------
         Net interest income after
            provision for loan losses    $      14,960  $       4,902  $      19,862
                                         -------------    -----------   ------------
 Non-interest income                             5,179          1,238          6,417
 Non-interest expenses                          14,873          5,392         20,265
                                         -------------   ------------   ------------
           Income before income taxes    $       5,266  $         748  $       6,014

 Income tax expense                              1,412            120          1,532
                                         -------------   ------------   ------------
 Income before cumulative effect
    of accounting change                 $       3,854  $         628  $       4,482
                                         =============   ============   ============
 Income applicable to common stock       $       3,536  $         628  $       4,164
                                         =============   ============   ============
 Weighted average shares outstanding:
    Primary                                      2,773                         4,148
    Fully diluted                                3,440                         4,815
                                         =============                  ============
 Earnings per common share:
    Primary                              $        1.28                 $        1.00
    Fully diluted                                 1.14                          0.95
                                         =============                  ============

                                 EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIALLY
                                                                   NUMBERED PAGE

2(a) Agreement and Plan of Reorganization between Trans Financial Bancorp, Inc. and Kentucky Community Bancorp, Inc. dated as of November 9, 1993, as amended January 6, 1994, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-51575) filed by Trans Financial with the Commission.

2(b) Plan of Merger between Trans Financial Bancorp, Inc. and Kentucky Community Bancorp, Inc. dated as of November 9, 1993, as amended January 6, 1994, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-51575) filed by Trans Financial with the Commission.